Exhibit 10.3

                           PURCHASE AND SALE AGREEMENT


This PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into effective as of March 1, 2001, by and among COLORADO WYOMING RESERVE COMPANY, a Wyoming corporation ("Seller"), whose address is 751 Horizon Ct., Suite 205, Grand Junction CO 81506, and MOORE ENERGY LLC, a California limited liability company ("Buyer"), whose address is 21484 Paseo Portola, Malibu, CA 90265.

A. Seller owns or has the right to own the mineral working interests, in and to certain oil and gas leases covering approximately 63,828 acres of land located in the Paradox Basin in San Juan Co, Utah, as described in EXHIBIT A attached hereto and incorporated herein by this reference. Such leases and lands are subject to the burdens identified in EXHIBIT A. Such leases and lands described in EXHIBIT A, subject to the burdens identified in EXHIBIT A, may sometimes be collectively referred to hereafter as the "Lease Acreage".

B. Seller has agreed to sell and assign and Buyer has agreed to purchase, for the sum of sixty thousand dollars ($60,000.00) an undivided three percent of eight-eighths (3.0% of 8/8ths) interest to all depths in the Lease Acreage, described in EXHIBIT A subject to the burdens described therein.

C. This Agreement is made subject to any existing Agreements (other "Agreements") and/or contracts including but not limited to that certain Farmout Agreement dated effective September 22, 2000 between Buyer and Seller. Buyer and Seller agree to adhere to all of the terms and conditions described under said other Agreements. If there is a conflict between this Agreement and the other Agreements, the other Agreements shall prevail.

D. Closing shall take place on April 30, 2001. Seller agrees at this time, to execute and deliver to Buyer all necessary assignments on a mutually acceptable form to carry out the intent of this Agreement, subject only to the burdens on EXHIBIT A and other Agreements between and among the parties hereto (collectively the "Assignments").

E. Buyer shall be entitled to record its' respective Assignments upon receipt thereof.

F. Seller and Buyer agree to pay their proportionate share of all delay rentals, shut in and/or royalty payments which may become due payable as of the effective date of this Agreement.

G. Buyer or Seller shall not transfer or assign this Agreement without the prior written consent of the other parties, and any such transfer or assignment without prior written consent shall be null and void. Notwithstanding the foregoing, a party may transfer or assign this Agreement to an entity that is an affiliate of such party. The term "affiliate" shall mean a person or entity that, now or hereafter, directly or indirectly, is controlled by, or is under common control with, a specified party. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

H. Seller warrants, by through and under Seller that, Seller has the lawful authority to sell and convey its interest in the Lease Acreage to Buyer and that the interest being assigned to



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Buyer is free and clear of all liens, encumbrances burdens and defects of title, and Seller has good and marketable title to the same, subject only to the items specified in EXHIBIT A attached hereto.

I. Seller shall provide to Buyer all lease and contract files in its possession material to the subject Lease Acreage, provided Seller shall not be responsible for the accuracy of any such materials provided. Buyer, at its sole cost and expense, shall obtain any additional data desired.

J. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principals of conflicts of laws.

K. This Agreement shall be binding upon, and inure to the benefit of, the respective administrators, successors and assigns of the parties.

L. Seller and Buyer shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

M. This Agreement may be executed in counterparts and all so executed shall constitute one agreement, binding on all the parties hereto even if all the parties are not signatories to the original or the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SELLER:

                              COLORADO WYOMING RESERVE
                              COMPANY


                              By: /s/KIM M. FUERST
                                 ---------------------------------------
                              Name: Kim M. Fuerst
                              Title: President



                              BUYER:

                              MOORE ENERGY LLC


                              By: /s/JAMES MOORE
                                 ---------------------------------------
                              Name: James Moore
                              Title: CEO